Exhibit 23.6

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement (Form S-4) of Zayo Group, LLC and Zayo Capital, Inc. of our report dated March 27, 2012, relating to our audits of the consolidated financial statements of FiberGate Holdings, Inc. and subsidiary as of December 31, 2011 and 2010, and for years then ended, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

July 12, 2012